Exhibit 99.1

Nightfood Holdings Signs Letter of Intent for All-Stock Acquisition of CarryOutSupplies.com

Tarrytown, NY, July 17, 2024 - Nightfood Holdings Inc. (OTCQB: NGTF, “Nightfood”) is excited to announce it has signed a Letter of Intent (“LOI”) to acquire SWC Group Inc., doing business as Carryoutsupplies.com (“CarryOut”). CarryOut is a leading wholesaler and distributor of custom takeout packaging for the foodservice industry, with traditional, biodegradable, and compostable options.

Under the terms of the LOI, through its wholly-owned subsidiary, Future Hospitality Ventures Holdings Inc., Nightfood will acquire the reemerging wholesaler in an all-stock transaction.

CarryOut specializes in traditional and eco-friendly custom printed packaging solutions for food service businesses. This includes items such as to-go hot food boxes, snacks bowls, sushi trays, soup cups, ice cream cups and lids, coffee cups and lids, utensils, and more. An innovator and leader in industry trends, CarryOut is advancing its portfolio of eco-friendly options to shape the future of the industry.

CarryOut has proudly served over 7,000 wholesale accounts since its founding in 2004. The company grew significantly over the years before the COVID foodservice contraction almost forced a shutdown. The reemerging company recorded revenue of over $2 million in calendar 2023, a positive sign, yet still a fraction of peak pre-COVID revenue. Management believes Carryout is poised to return to and surpass its pre-COVID revenue and profitability.

The extensive customer base has traditionally consisted of small and medium-sized foodservice operators, including restaurant franchises, coffee shops, ice cream parlors, tea houses, cafes, yogurt stores, and other foodservice establishments.

Nightfood management believes significant growth opportunities exist in securing preferred vendor status with regional and national branded food service entities with unique and future-focused eco-friendly solutions

“We are thrilled at the opportunity to acquire rapidly-growing CarryOut Supplies and for the opportunity to restore it to its pre-COVID scale and beyond,” said Lei Sonny Wang, CEO of Nightfood Holdings Inc. “CarryOut is an exciting stand-alone business, and the strategic value of this acquisition is greatly enhanced by synergies with our existing subsidiaries and those we anticipate acquiring in the future.”

Nightfood is committed to ensuring a smooth transition for CarryOut’s employees and customers. We look forward to leveraging the combined strengths of our portfolio of exciting subsidiaries.

For more information about Nightfood Holdings Inc. and to stay updated on our latest developments, please visit our website at www.nightfood.com.

About Nightfood Holdings, Inc.

Nightfood Holdings Inc. (OTCQB: NGTF) is a forward-thinking holding company dedicated to identifying and capitalizing on explosive market trends within the hospitality, food services, consumer packaged goods and commercial real estate sectors. Our mission is to create unparalleled upside potential in industries ripe for innovation and growth by leading newly emerging categories and seizing opportunities in markets undergoing transformational upheaval.

We are at the forefront of introducing and deploying AI-enabled robotics products, revolutionizing operational efficiencies and customer experiences across our focus areas. Additionally, we are committed to developing and marketing wellness-focused consumer packaged goods, meeting the growing demand for healthier and functional options. Through these strategic initiatives, Nightfood endeavors to drive significant value and growth for our shareholders.

About Carryoutsupplies.com

SWC Group Inc, dba Carryoutsupplies.com, is a leading provider of disposable takeout packaging solutions serving the entire United States. The company specializes in custom traditional and eco-friendly custom printed packaging for small and medium-sized restaurants, dessert shops, and other foodservice businesses.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Nightfood’s current expectations and speak only as of the date of this release. Actual results may differ materially from Nightfood’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Nightfood does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about Nightfood and the risk factors that may affect the realization of forward-looking statements is set forth in Nightfood’s filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov.

Media Contact:

Contact:

Nightfood Holdings Inc.

Media Relations

Email: media@nightfood.com

Phone: (886) 261-7778